Exhibit 99.1

MicroStrategy Promotes Arthur S. Locke III to the Position of Vice President, Finance & Chief Financial Officer

McLEAN, VA, December 14, 2004 - MicroStrategy announced that effective January 1, 2005, Arthur S. Locke III will assume the role of chief financial officer, a position currently held by Eric F. Brown. Mr. Brown will be leaving MicroStrategy December 31, 2004 to become executive vice president and chief financial officer at McAfee, Incorporated. Michael J. Saylor, MicroStrategy’s chief executive officer, will additionally assume the role of president, a position also currently held by Eric Brown.

“We’re thankful for Eric’s contributions in helping MicroStrategy become the fiscally strong company it is today,” said Mr. Saylor. “For several years now, the Board and I have had the opportunity to observe Art Locke’s performance and leadership within our finance organization. We are impressed with his judgment, integrity, and financial expertise. Art has been instrumental in our company’s success, and we have confidence in his ability to lead our finance organization.” Saylor added, ”We have enjoyed working with Eric, and wish him well with his exciting new professional opportunity at McAfee.”

“With over $100,000,000 in cash and investments on our balance sheet, no long-term debt, and high operating margins, MicroStrategy is in a very strong financial position”, said Mr. Brown. “I’m confident we’re going to have a smooth handoff to Art, who has been working closely with me for nearly four years as MicroStrategy’s vice president of finance, overseeing the company’s worldwide accounting, tax, and financial reporting operations.”

“We’ve built a world-class finance organization since I joined MicroStrategy in January 2001, and I have tremendous confidence in the skills and abilities of the people on my team,” said Mr. Locke. “I look forward to continuing to work with the MicroStrategy executive team and Board to build on the remarkable success we have achieved thus far.”

Prior to MicroStrategy, Mr. Locke, a certified public accountant, held numerous senior finance positions in public and private companies including chief financial officer of Biospherics, corporate controller at EIS International, and manager of SEC reporting at NVR, Inc. He also served in public accounting for five years with both Coopers & Lybrand and Touche Ross. Mr. Locke holds a bachelor of science in business administration (BSBA) in accounting and computer systems from American University.

About MicroStrategy

Founded in 1989, MicroStrategy is a worldwide leader in the business intelligence software market. Leading Fortune 2000 companies are increasingly integrating MicroStrategy’s business monitoring, reporting, and analysis software into their operations. The MicroStrategy Business Intelligence Platform(tm) distills vast amounts of data into vital insight to help drive cost-efficiency, revenue-generation, and productivity. Top companies are using MicroStrategy to cost-effectively empower thousands of employees, partners, and suppliers with the business insight they need to make better business decisions everyday.

MicroStrategy has over 2,800 enterprise-class customers, including General Motors, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 300 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun, HP, and Teradata, a division of NCR. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, MicroStrategy Report Services, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MicroStrategy is a registered trademark of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Contact:

Bill Chatterton

MicroStrategy

(703) 744-3281

bchatterton@microstrategy.com